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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  April 5, 2001


                                TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Florida                     1-8180                    59-2052286
(State of other jurisdiction      (Commission File              (IRS Employer
      of incorporation)                Number)               Identification No.)

                 702 North Franklin Street, Tampa, Florida 33602
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (813) 228-4111

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Item 5.   Other Events.

        On April 5, 2001 (the "Conversion Date"), Electro-Coal Transfer, L.L.C. (the "Company"), an indirect, wholly owned subsidiary of TECO Energy, Inc. ("TECO"), converted from a commercial paper interest rate mode to a fixed interest rate mode, the $110,600,000 principal amount of the Company's Plaquemines Port, Harbor and Terminal District (Louisiana) Marine Terminal Facilities Revenue Refunding Bonds (Electro-Coal Transfer Corporation Project) Series 1985 A, B, C and D (the "Bonds"). The Bonds bear interest at a fixed rate of 5% per year until maturity on September 1, 2007. On the Conversion Date, TECO replaced its direct guaranties of the Bonds in the commercial paper interest rate mode with revised direct guaranties of the Bonds in the fixed interest rate mode. The revised direct guarantees were issued pursuant to an Amended and Restated Reimbursement Agreement dated April 5, 2001 by and between TECO and the Company, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.   Exhibits.

          (c)   Exhibits

          (4.1) Amended and Restated Reimbursement Agreement between TECO Energy, Inc. and Electro-Coal Transfer, L.L.C. dated April 5, 2001.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2001                     TECO ENERGY, INC.



                                   By  /s/ G.L. Gillette
                                     ------------------------------------------
                                   G.L. Gillette
                                   Vice President-Finance and Chief
                                   Financial Officer

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                                  EXHIBIT INDEX


(4.1)     Amended and Restated Reimbursement Agreement between TECO Energy, Inc.
and Electro-Coal Transfer, L.L.C. dated April 5, 2001.